[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit 10.32

AMENDMENT NUMBER TWO
TO THE LICENSE AGREEMENT BETWEEN THE BOARD OF TRUSTEES OF
THE UNIVERSITY OF ILLINOIS AND QUARK PHARMACEUTICALS, INC.

THIS AMENDMENT #2 TO THE EXCLUSIVE LICENSE AGREEMENT (the “Second Amendment”) is made and entered into as of December 22, 2009 (the “Amendment Date”) by and between THE BOARD OF TRUSTEES OF THE UNIVERSITY OF ILLINOIS, a body corporate and politic of the State of Illinois, 352 Henry Administration Building, 506 S. Wright St., Urbana, Illinois 61801 (“UNIVERSITY”) and QUARK PHARMACEUTICALS, INC. (previously QUARK BIOTECH, INC.), a California corporation, with a principal place of business at 6501 Dumbarton Circle, Fremont, CA  94555 (“LICENSEE”).

WHEREAS, UNIVERSITY and LICENSEE entered into an EXCLUSIVE LICENSE AGREEMENT effective September 3, 1999 (the “Agreement”) to license certain technology, which Agreement was amended pursuant to a First Amendment dated March 23, 2007;

WHEREAS, UNIVERSITY and LICENSEE wish to further amend the Agreement in the manner set forth herein;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

ARTICLE III- DUE DILIGENCE of the Agreement shall be deleted and replaced in its entirety with the following:

3.1          LICENSEE and its sublicensees shall use commercially reasonable efforts to bring Licensed Products and Licensed Processes to market [*] exploitation of the Patent Rights.  Non-compliance with this Section 3.1 shall be grounds for termination.

3.2          In addition, LICENSEE and UNIVERSITY shall adhere to the following:

(a)
LICENSEE shall deliver to UNIVERSITY within [*] updates and status information on LICENSEE’s progress on development of the Patent Rights, including projections of activity for the next reporting year.

(b)
LICENSEE shall be responsible for diligently and promptly taking all reasonable steps to secure all required and/or regulatory governmental approvals to sell, exploit, or market any and all Licensed Products.  Subject to the terms and conditions of the Research Agreement, the Licensee shall meet the Milestones set forth below.  LICENSEE can request extension of this Milestone deadline for a period of one (1) year upon a payment of a fee as outlined below for each extension requested (‘Extended Deadline’) within [*] of the Extended Deadline.

(i)
If LICENSEE fails to [*], or within the Extended Deadline, than the licenses set forth in Section 2.1 for that particular Licensed Product shall terminate and be no longer valid, unless Licensee shall have earlier demonstrated to the satisfaction of the University that there is a valid cause for delaying the [*].

(ii)	If LICENSEE fails to [*], or within the Extended Deadline, than the licenses set forth in Section 2.1 shall terminate and be no longer valid, provided however that:

1.
In the event that the LICENSEE [*] the [*] to [*], the LICENSEE shall make a onetime payment to the UNIVERSITY of [*] in consideration of an additional [*] of Extended Deadline of the time required to [*].  This Payment shall be made within [*] of [*] with [*].

LICENSEE shall be deemed to have satisfied all conditions of Sections 3.1 and 3.2 (b) of Article III of the Agreement so long as [*] related to [*] is [*] between the LICENSEE and [*], the LICENSEE has paid the onetime payment under subsection 1 above and LICENSEE has a program for the development of Licensed Products or Licensed Processes that will [*].  If no such [*] is [*] or if it [*] for any reason, or if [*] then LICENSEE shall remain responsible for the conditions set forth in Section 3.1 and 3.2 of the Agreement as amended by this Amendment, unless LICENSEE shall have earlier demonstrated to the satisfaction of the University that there is a valid cause for delaying the [*].

2.
In the event that the LICENSEE does not [*] the [*] the remaining conditions applicable to LICENSEE under Section 3.2 (b) of Article III of the Agreement shall be as follows for each Extended Deadline: [*] extension ending [*] shall carry a fee of [*], [*] extension ending [*] shall carry a fee of [*], [*] extension ending [*] shall carry a fee of [*].

Each successive Extended Deadline will [*] but which shall not [*] if LICENSEE or sublicensee shall have earlier demonstrated to the satisfaction of the UNIVERSITY  that there is a valid cause for delaying the [*].

For the purposes of this Second Amendment, the term [*] shall mean [*] that had at least [*] in [*] in its [*] prior to the [*] of the [*] related to the [*].

(c)	LICENSEE shall advise UNIVERSITY, though [*] reports to be provided [*] pursuant to Section 2.5 below, of its program of development for and status of obtaining said approvals.

All other terms set forth in the Agreement shall remain unchanged.  The Agreement, as hereby amended, remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Second Amendment by their respective duly authorized officers or representatives.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

THE BOARD OF TRUSTEES OF THE UNIVERSITY OF ILLINOIS

By:	/s/ Walter K. Knorr	Date:	12/22/09
Walter K. Knorr, Comptroller

By:	/s/ Michele M. Thompson	Date:	12/22/09
Michele M. Thompson, Secretary

QUARK PHARMACEUTICALS, INC.

By:	/s/ D. Zurr	Date:	6 January, 2010

Printed Name:	Daniel Zurr, Ph.D.

Title:	President & CECO

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.